Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Pure Cycle Corporation (the “Company”) for the period ended May 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark W. Harding, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.In connection with the Quarterly Report on Form 10-Q of Pure Cycle Corporation (the "Company") for the period ended February 29, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark W. Harding, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

/s/ Mark W. Harding
Mark W. Harding
Principal Executive Officer and Principal Financial Officer
July 6, 2016